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                                                                    EXHIBIT 23.2
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             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS
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     We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc. on Form S-3 of our reports dated March 14,
1997, appearing in the Annual Report on Form 10-K of Sylvan Learning Systems, Inc. for the year ended December 31, 1997 and to reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

     /s/ DELOITTE & TOUCHE LLP

     Parsippany, New Jersey
     April 23, 1998